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                                                                     Exhibit 4.2

                            REDIFF.COM INDIA LIMITED
                  (INCORPORATED UNDER THE COMPANIES ACT 1956)

  REGISTERED OFFICE, STERLING CENTRE, 4TH FLOOR, DR. ANNIE BESANT ROAD, WORLI
                                 MUMBAI-400 018

                               SHARE CERTIFICATE

THIS IS TO CERTIFY that the person(s) named in this Certificate is/are the Registered Holder(s) of the within mentioned share(s) bearing the distinctive number(s) herein specified in the above Company subject to the Memorandum and Articles of Association of the Company and that the amount endorsed hereon has been paid upon each such share.

EQUITY SHARES EACH OF                                       RS, 2/-
AMOUNT PAID UP PER SHARE                                    RS, 2/-

Reg. Folio No.                     Certificate No.

Name(s) of Holder(s)

No. of Share(s) held

Distinctive No.(s)

Given under the Common Seal of the Company at BOMBAY this __ day of ___________ 2000



-----------------------    -----------------------     -------------------------
       Director                    Director             Authorized Signatory

Note: No transfer of shares comprised in this certificate will be registered unless accompanied by this certificate.

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             MEMORANDUM OF TRANSFER OF SHARE(S) MENTIONED OVERLEAF
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DATE     TRANSFER      REGISTER        NAME(S) OF TRANSFEREE(S)        INITIALS  AUTHORIZED
            NO.         FOLIO                                                    SIGNATORY
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
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